UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):

July 21, 2005

El Paso Electric Company

(Exact name of registrant as specified in its charter)

Texas	0-296	74-0607870
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Stanton Tower, 100 North Stanton, El Paso, Texas	79901
(Address of principal executive offices)	(Zip Code)

(915) 543-5711

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement

On July 21, 2005, El Paso Electric Company (the “Company”) agreed to enter into new franchise and rate agreements with the City of El Paso, Texas (the “City”).

Franchise Agreement

Under the terms of the new franchise agreement which will become effective August 2, 2005, the City will grant to the Company a 25-year franchise. The franchise fee payable to the City will increase from 2% to 3.25% of revenues from customers within the City, and, subject to regulatory approvals, the Company will agree to construct its next power generating plant within the city limits of the City. The franchise agreement provides that the franchise cannot be assigned by the Company to a third party without the consent of the City.

Rate Agreement

Under the new rate agreement which will be effective as of July 1, 2005, most retail base rates will remain at their current level (approximately 8 cents per kWh) for the next five years. If, during the term of the agreement, the Company’s return on equity falls below the bottom of a defined range, the Company has the right to initiate a rate case and seek an adjustment to base rates. If the Company’s return on equity exceeds the top of the range, the Company will refund, at the City’s direction, an amount equal to 50% of the pre-tax return in excess of the ceiling. The range is market-based, and at current rates, would be a range of approximately 8% to 12% return on equity.

In addition, the Company will share with its El Paso customers 25% of off-system sales margins and wheeling revenues. Under the prior rate agreement, the Company shared 50% of off-system sales margins and wheeling revenues with El Paso customers. The Company will also commit to spend at least 0.3% of its El Paso revenues on civic and charitable causes. The Company and the City will agree to engage the services of an independent consultant to review the reasonableness of certain operating expenses of the Company. Consistent with the prior rate agreement, the new rate agreement may be reopened by the City in the event of a merger or change in control of the Company. Certain provisions of the rate agreement must be submitted to the Public Utility Commission of Texas for its approval.

A copy of the press release announcing the agreement to enter into the new franchise and rate agreements is included as Exhibit 99.01 to this Current Report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits.

99.01	News Release dated July 21, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EL PASO ELECTRIC COMPANY

By:	/s/ SCOTT D. WILSON
Scott D. Wilson
Senior Vice President and
Chief Financial Officer
(Duly Authorized Officer and
Principal Financial Officer)

Dated: July 21, 2005